ANNALY CAPITAL MANAGEMENT, INC. REPORTS 2nd QUARTER 2019 RESULTS
NEW YORK—July 31, 2019 —Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter ended June 30, 2019.

Financial Highlights

•	GAAP net income (loss) of ($1.24) per average common share

•	Core earnings (excluding PAA) of $0.25 per average common share

•	GAAP return on average equity of (45.13%) and core return on average equity (excluding PAA) of 9.94%

•	Book value per common share of $9.33

•	Economic leverage of 7.6x

•	Economic return of 5.2% year-to-date (non-annualized)

Business Highlights
Investment and Strategy

•	Increased capital allocation to Agency from 76% to 78% of equity, driven by relative value of Agency MBS versus Credit Businesses

•	Authored industry-focused joint study on GSE reform in conjunction with Barclays' Head of Macro Research

•	Increased the number of residential whole loan origination partners by over 25%
Financing and Capital

•	Authorized the repurchase of up to $1.5 billion of outstanding shares of common stock through December 31, 2020

•
Raised gross proceeds of $442.5 million through issuance of 6.75% Series I fixed-to-floating rate cumulative redeemable preferred equity; redeemed all outstanding shares of Series H preferred stock and Series C preferred stock in May and July, respectively, reducing the cost of preferred capital

•
Completed two residential whole loan securitizations totaling $772.0 million during the quarter; subsequent to quarter end, closed an additional securitization bringing aggregate issuance to $2.7 billion in seven transactions since the beginning of 2018

•	Maintained strong liquidity position with unencumbered assets totaling $7.8 billion at quarter end

•	Expanded AMML financing capacity with a total upsize of $200.0 million across two credit facilities
Corporate Responsibility

•	Three Named Executive Officers and two Independent Directors voluntarily purchased Annaly common stock during the quarter

•
Annaly’s Women’s Interactive Network ("WIN"), in partnership with Wells Fargo’s women’s network, held a Nonprofit Board Fair, which connected over 200 women with Executives and Board Members from approximately 20 youth-focused non-profits in New York City to explore opportunities to serve on boards of non-profits

"During the second quarter, Annaly proactively navigated the challenging operating environment characterized by higher interest rate volatility," commented Kevin Keyes, Chairman, Chief Executive Officer and President. "Cognizant of the backdrop and as part of our continued focus on capital optimization, we opportunistically accessed the capital markets through a $442.5 million preferred equity offering and redeemed two more expensive outstanding series of preferred stock further reducing our cost of capital. We also continued our funding diversification strategy with our successful residential mortgage securitization program completing $1.2 billion in three transactions. Finally, in June we authorized a $1.5 billion repurchase program, which provides us further optionality within our broader capital allocation framework.

"Since the beginning of this hiking cycle which included nine rate increases, Annaly demonstrated the resiliency of our diversified model, outperforming the Agency sector with a total shareholder return of approximately 50%, growing our market cap by 50% and distributing over $5.1 billion in dividends. Now, with the Federal Reserve and most all other central banks poised to reduce rates, Annaly is well-positioned to further capitalize on operating in a lower cost market environment with our industry-leading capital base and liquidity position. As a testament to management’s confidence in our long-term opportunity and dedicated alignment with our shareholders, our Executive Officers and Independent Directors increased their individual Annaly stock holdings by over $5.2 million during the quarter, with Annaly’s Board and executive purchases leading all large-cap financial companies during this time period."

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended June 30, 2019, March 31, 2019 and June 30, 2018:

	June 30, 2019	March 31, 2019	June 30, 2018
Book value per common share	$9.33	$9.67	$10.35
Economic leverage at period-end (1)	7.6:1	7.0:1	6.4:1
GAAP net income (loss) per average common share (2)	$(1.24)	$(0.63)	0.49
Annualized GAAP return (loss) on average equity	(45.13%)	(22.72%)	17.20%
Net interest margin (3)	0.87%	1.25%	1.53%
Average yield on interest earning assets (4)	3.03%	3.15%	3.04%
Average cost of interest bearing liabilities (5)	2.41%	2.15%	1.89%
Net interest spread	0.62%	1.00%	1.15%
Core earnings metrics *
Core earnings (excluding PAA) per average common share (2)(6)	$0.25	$0.29	$0.30
Core earnings per average common share (2)(6)	$0.15	$0.23	$0.30
PAA cost (benefit) per average common share	$0.10	$0.06	$—
Annualized core return on average equity (excluding PAA)	9.94%	11.59%	11.05%
Net interest margin (excluding PAA) (3)	1.28%	1.51%	1.56%
Average yield on interest earning assets (excluding PAA) (4)	3.48%	3.45%	3.07%
Net interest spread (excluding PAA)	1.07%	1.30%	1.18%
*    Represents non-GAAP financial measures. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1)    Computed as the sum of recourse debt, to-be-announced ("TBA") derivative and CMBX notional outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Securitized debt, certain credit facilities (included within other secured financing) and mortgages payable are non-recourse to the Company and are excluded from this measure.
(2)    Net of dividends on preferred stock. The quarter ended June 30, 2019 includes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.
(3)    Net interest margin represents the sum of the Company's interest income plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. Net interest margin (excluding PAA) excludes the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4)    Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5)    Average cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average amortized cost during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
(6)    Beginning with the quarter ended September 30, 2018, the Company updated its calculation of core earnings and related metrics to reflect changes to its portfolio composition and operations, including the acquisition of MTGE Investment Corp. in September 2018. Refer to the section titled "Non-GAAP Financial Measures" for a complete discussion of core earnings and core earnings (excluding PAA) per average common share, and other non-GAAP financial measures. Prior period results have not been adjusted to conform to the revised calculation as the impact in each of those periods is not material.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.
Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the "Email Alerts" section of our website, www.annaly.com, under the "Investors" section and enter the required information to enable notifications. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Second Quarter 2019 Investor Presentation and the Second Quarter 2019 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the second quarter 2019 earnings conference call on August 1, 2019 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the Pre-Registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: http://dpregister.com/10133535.
Pre-registration may be completed at any time, including up to and after the call start time.
For participants who would like to join the call but have not pre-registered, access is available by dialing 866-777-2509 within the U.S., or 412-317-5413 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10133535. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30, 2019	March 31, 2019	December 31, 2018 (1)	September 30, 2018	June 30, 2018
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,982,311	$1,522,605	$1,735,749	$1,082,747	$1,135,329
Securities	119,926,869	104,993,271	92,623,788	91,338,611	88,478,689
Loans, net	3,546,468	3,879,324	4,585,975	4,224,203	3,692,172
Mortgage servicing rights	425,328	500,745	557,813	588,833	599,014
Assets transferred or pledged to securitization vehicles	4,211,582	4,365,300	3,833,200	4,287,821	3,066,270
Real estate, net	733,196	734,239	739,473	753,014	477,887
Derivative assets	75,142	148,178	200,503	404,841	212,138
Reverse repurchase agreements	—	523,449	650,040	1,234,704	259,762
Receivable for unsettled trades	5,322	1,574,251	68,779	1,266,840	21,728
Interest receivable	440,940	390,930	357,365	347,278	323,769
Goodwill and intangible assets, net	96,591	98,551	100,854	103,043	91,009
Other assets	357,027	441,706	333,988	329,868	475,230
Total assets	$131,800,776	$119,172,549	$105,787,527	$105,961,803	$98,832,997
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$105,181,241	$88,554,170	$81,115,874	$79,073,026	$75,760,655
Other secured financing	4,127,989	4,144,623	4,183,311	4,108,547	3,760,487
Debt issued by securitization vehicles	3,470,168	3,693,766	3,347,062	3,799,542	2,728,692
Mortgages payable	498,772	510,386	511,056	511,588	309,878
Derivative liabilities	1,043,197	775,980	889,750	379,794	494,037
Payable for unsettled trades	620,784	4,763,376	583,036	2,505,428	1,108,834
Interest payable	691,327	424,391	570,928	399,605	478,439
Dividends payable	364,066	434,431	394,129	102,811	349,300
Other liabilities	95,825	89,982	74,580	125,606	68,819
Total liabilities	116,093,369	103,391,105	91,669,726	91,005,947	85,059,141
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	2,110,346	1,778,168	1,778,168	1,778,168	1,723,168
Common stock, par value $0.01 per share (3)	14,562	14,481	13,138	13,031	11,643
Additional paid-in capital	20,195,419	20,112,875	18,794,331	18,793,706	17,268,596
Accumulated other comprehensive income (loss)	1,365,003	(319,376)	(1,979,865)	(3,822,956)	(3,434,447)
Accumulated deficit	(7,982,649)	(5,809,931)	(4,493,660)	(1,811,955)	(1,800,370)
Total stockholders’ equity	15,702,681	15,776,217	14,112,112	14,949,994	13,768,590
Noncontrolling interests	4,726	5,227	5,689	5,862	5,266
Total equity	15,707,407	15,781,444	14,117,801	14,955,856	13,773,856
Total liabilities and equity	$131,800,776	$119,172,549	$105,787,527	$105,961,803	$98,832,997

(1)	Derived from the audited consolidated financial statements at December 31, 2018.

(2)
7.625% Series C Cumulative Redeemable Preferred Stock - Includes 7,000,000 shares authorized, issued and outstanding at June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018. Includes 12,000,000 shares authorized and 7,000,000 shares issued and outstanding at June 30, 2018.

7.50% Series D Cumulative Redeemable Preferred Stock - Includes 18,400,000 shares authorized, issued and outstanding.
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding.
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 19,550,000 shares authorized and 17,000,000 shares issued and outstanding.8.125% Series H Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at June 30, 2019. Includes 2,200,000 shares authorized, issued and outstanding at March 31, 2019, December 31, 2018 and September 30, 2018. Includes 0 shares authorized, issued and outstanding at June 30, 2018.
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series I Preferred Stock”) - Includes 18,400,000 shares authorized and 16,000,000 issued and outstanding at June 30, 2019. Includes 0 shares authorized, issued and outstanding at March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018.

(3)
Includes 2,907,850,000 shares authorized and 1,456,263,410 shares issued and outstanding at June 30, 2019. Includes 1,924,050,000 shares authorized and 1,448,103,248 shares issued and outstanding at March 31, 2019. Includes 1,924,050,000 shares authorized and 1,313,763,450 shares issued and outstanding at December 31, 2018. Includes 1,924,050,000 shares authorized and 1,303,079,555 shares issued and outstanding at September 30, 2018. Includes 1,909,750,000 shares authorized and 1,164,333,831 shares issued and outstanding at June 30, 2018.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Net interest income
Interest income	$927,598	$866,186	$859,674	$816,596	$776,806
Interest expense	750,217	647,695	586,774	500,973	442,692
Net interest income	177,381	218,491	272,900	315,623	334,114
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	83,653	134,035	65,889	51,349	31,475
Realized gains (losses) on termination or maturity of interest rate swaps	(167,491)	(588,256)	—	575	—
Unrealized gains (losses) on interest rate swaps	(1,276,019)	(390,556)	(1,313,882)	417,203	343,475
Subtotal	(1,359,857)	(844,777)	(1,247,993)	469,127	374,950
Net gains (losses) on disposal of investments	(38,333)	(93,916)	(747,505)	(324,294)	(66,117)
Net gains (losses) on other derivatives	(506,411)	(115,159)	(484,872)	94,827	34,189
Net unrealized gains (losses) on instruments measured at fair value through earnings	(4,881)	47,629	(18,169)	(39,944)	(48,376)
Loan loss provision	—	(5,703)	(3,496)	—	—
Subtotal	(549,625)	(167,149)	(1,254,042)	(269,411)	(80,304)
Total realized and unrealized gains (losses)	(1,909,482)	(1,011,926)	(2,502,035)	199,716	294,646
Other income (loss)	28,181	30,502	52,377	(10,643)	34,170
General and administrative expenses
Compensation and management fee	44,231	44,833	43,750	45,983	45,579
Other general and administrative expenses	34,177	38,904	33,323	80,526	18,202
Total general and administrative expenses	78,408	83,737	77,073	126,509	63,781
Income (loss) before income taxes	(1,782,328)	(846,670)	(2,253,831)	378,187	599,149
Income taxes	(5,915)	2,581	1,041	(7,242)	3,262
Net income (loss)	(1,776,413)	(849,251)	(2,254,872)	385,429	595,887
Net income (loss) attributable to noncontrolling interests	(83)	(101)	17	(149)	(32)
Net income (loss) attributable to Annaly	(1,776,330)	(849,150)	(2,254,889)	385,578	595,919
Dividends on preferred stock (1)	32,422	32,494	32,494	31,675	31,377
Net income (loss) available (related) to common stockholders	$(1,808,752)	$(881,644)	$(2,287,383)	$353,903	$564,542
Net income (loss) per share available (related) to common stockholders
Basic	$(1.24)	$(0.63)	$(1.74)	$0.29	$0.49
Diluted	$(1.24)	$(0.63)	$(1.74)	$0.29	$0.49
Weighted average number of common shares outstanding
Basic	1,456,038,736	1,398,614,205	1,314,377,748	1,202,353,851	1,160,436,777
Diluted	1,456,038,736	1,398,614,205	1,314,377,748	1,202,353,851	1,160,979,451
Other comprehensive income (loss)
Net income (loss)	$(1,776,413)	$(849,251)	$(2,254,872)	$385,429	$595,887
Unrealized gains (losses) on available-for-sale securities	1,654,783	1,599,398	1,100,052	(719,609)	(505,130)
Reclassification adjustment for net (gains) losses included in net income (loss)	29,596	61,091	743,039	331,100	70,763
Other comprehensive income (loss)	1,684,379	1,660,489	1,843,091	(388,509)	(434,367)
Comprehensive income (loss)	(92,034)	811,238	(411,781)	(3,080)	161,520
Comprehensive income (loss) attributable to noncontrolling interests	(83)	(101)	17	(149)	(32)
Comprehensive income (loss) attributable to Annaly	(91,951)	811,339	(411,798)	(2,931)	161,552
Dividends on preferred stock	32,422	32,494	32,494	31,675	31,377
Comprehensive income (loss) attributable to common stockholders	$(124,373)	$778,845	$(444,292)	$(34,606)	$130,175

(1)	The quarter ended June 30, 2019 includes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the six months ended
	June 30, 2019	June 30, 2018
Net interest income
Interest income	$1,793,784	$1,656,293
Interest expense	1,397,912	810,113
Net interest income	395,872	846,180
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	217,688	(16,685)
Realized gains (losses) on termination or maturity of interest rate swaps	(755,747)	834
Unrealized gains (losses) on interest rate swaps	(1,666,575)	1,320,760
Subtotal	(2,204,634)	1,304,909
Net gains (losses) on disposal of investments	(132,249)	(52,649)
Net gains (losses) on other derivatives	(621,570)	(12,956)
Net unrealized gains (losses) on instruments measured at fair value through earnings	42,748	(99,969)
Loan loss provision	(5,703)	—
Subtotal	(716,774)	(165,574)
Total realized and unrealized gains (losses)	(2,921,408)	1,139,335
Other income (loss)	58,683	68,193
General and administrative expenses
Compensation and management fee	89,064	90,108
Other general and administrative expenses	73,081	36,183
Total general and administrative expenses	162,145	126,291
Income (loss) before income taxes	(2,628,998)	1,927,417
Income taxes	(3,334)	3,826
Net income (loss)	(2,625,664)	1,923,591
Net income (loss) attributable to noncontrolling interests	(184)	(128)
Net income (loss) attributable to Annaly	(2,625,480)	1,923,719
Dividends on preferred stock (1)	64,916	65,143
Net income (loss) available (related) to common stockholders	$(2,690,396)	$1,858,576
Net income (loss) per share available (related) to common stockholders
Basic	$(1.88)	$1.60
Diluted	$(1.88)	$1.60
Weighted average number of common shares outstanding
Basic	1,427,485,102	1,160,029,575
Diluted	1,427,485,102	1,160,543,580
Other comprehensive income (loss)
Net income (loss)	$(2,625,664)	$1,923,591
Unrealized gains (losses) on available-for-sale securities	3,254,181	(2,384,609)
Reclassification adjustment for net (gains) losses included in net income (loss)	90,687	76,182
Other comprehensive income (loss)	3,344,868	(2,308,427)
Comprehensive income (loss)	719,204	(384,836)
Comprehensive income (loss) attributable to noncontrolling interests	(184)	(128)
Comprehensive income (loss) attributable to Annaly	719,388	(384,708)
Dividends on preferred stock	64,916	65,143
Comprehensive income (loss) attributable to common stockholders	$654,472	$(449,851)

(1)	The six months ended June 30, 2019 include cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended June 30, 2019, March 31, 2019, and June 30, 2018:

	June 30, 2019	March 31, 2019	June 30, 2018
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	96%	94%	91%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	4%	6%	9%
Weighted average experienced CPR for the period	11.2%	7.3%	10.1%
Weighted average projected long-term CPR at period-end	14.5%	11.6%	9.1%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	70	72	71
Hedge ratio (1)	74%	85%	95%
Weighted average pay rate on interest rate swaps at period-end (2)	2.12%	2.20%	2.08%
Weighted average receive rate on interest rate swaps at period-end (2)	2.46%	2.66%	2.31%
Weighted average net rate on interest rate swaps at period-end (2)	(0.34%)	(0.46%)	(0.23%)
Leverage at period-end (3)	7.2:1	6.1:1	6.0:1
Economic leverage at period-end (4)	7.6:1	7.0:1	6.4:1
Capital ratio at period-end	11.4%	12.0%	13.2%
Performance related metrics
Book value per common share	$9.33	$9.67	$10.35
GAAP net income (loss) per average common share (5)	$(1.24)	$(0.63)	$0.49
Annualized GAAP return (loss) on average equity	(45.13%)	(22.72%)	17.20%
Net interest margin	0.87%	1.25%	1.53%
Average yield on interest earning assets (6)	3.03%	3.15%	3.04%
Average cost of interest bearing liabilities (7)	2.41%	2.15%	1.89%
Net interest spread	0.62%	1.00%	1.15%
Dividend declared per common share	$0.25	$0.30	$0.30
Annualized dividend yield (8)	10.95%	12.01%	11.66%
Core earnings metrics *
Core earnings (excluding PAA) per average common share (5)	$0.25	$0.29	$0.30
Core earnings per average common share (5)	$0.15	$0.23	$0.30
PAA cost (benefit) per average common share	$0.10	$0.06	$—
Annualized core return on average equity (excluding PAA)	9.94%	11.59%	11.05%
Net interest margin (excluding PAA)	1.28%	1.51%	1.56%
Average yield on interest earning assets (excluding PAA) (6)	3.48%	3.45%	3.07%
Net interest spread (excluding PAA)	1.07%	1.30%	1.18%

*	Represents non-GAAP financial measures. Please refer to the "Non-GAAP Financial Measures" section for additional information.

(1)
Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding;  excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.

(2)	Excludes forward starting swaps.

(3)
Debt consists of repurchase agreements, other secured financing, securitized debt and mortgages payable. Certain credit facilities (included within other secured financing), securitized debt and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, TBA derivative and CMBX notional outstanding and net forward purchases of investments divided by total equity.

(5)	Net of dividends on preferred stock. The quarter ended June 30, 2019 includes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

(6)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(7)
Average cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average amortized cost during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

(8)	Based on the closing price of the Company’s common stock of $9.13, $9.99 and $10.29 at June 30, 2019, March 31, 2019 and June 30, 2018, respectively.

The following table contains additional information on our residential and commercial investments as of the dates presented:

	For the quarters ended
	June 30, 2019	March 31, 2019	June 30, 2018
Agency mortgage-backed securities	$118,202,040	$103,093,526	$86,593,058
Credit risk transfer securities	491,969	607,945	563,796
Non-agency mortgage-backed securities	1,097,752	1,116,569	1,006,785
Commercial mortgage-backed securities	135,108	175,231	315,050
Total securities	$119,926,869	$104,993,271	$88,478,689
Residential mortgage loans	$1,061,124	$1,311,720	$1,142,300
Commercial real estate debt and preferred equity	623,705	722,962	1,251,138
Corporate debt	1,792,837	1,758,082	1,256,276
Loans held for sale	68,802	86,560	42,458
Total loans, net	$3,546,468	$3,879,324	$3,692,172
Mortgage servicing rights	$425,328	$500,745	$599,014
Residential mortgage loans transferred or pledged to securitization vehicles	$2,106,981	$1,425,668	$523,857
Commercial real estate debt transferred or pledged to securitization vehicles	2,104,601	2,939,632	2,542,413
Assets transferred or pledged to securitization vehicles	$4,211,582	$4,365,300	$3,066,270
Real estate, net	$733,196	$734,239	$477,887
Total residential and commercial investments	$128,843,443	$114,472,879	$96,314,032

Non-GAAP Financial Measures
Beginning with the quarter ended September 30, 2018, the Company updated its calculation of core earnings and related metrics to reflect changes to its portfolio composition and operations, including the acquisition of MTGE Investment Corp. ("MTGE") in September 2018. Compared to prior periods, the revised definition of core earnings includes coupon income (expense) on CMBX positions (reported in Net gains (losses) on other derivatives) and excludes depreciation and amortization expense on real estate and related intangibles (reported in Other income (loss)), non-core income (loss) allocated to equity method investments (reported in Other income (loss)) and the income tax effect of non-core income (loss) (reported in Income taxes). Prior period results have not been adjusted to conform to the revised calculation as the impact in each of those periods is not material.
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:

•	core earnings and core earnings (excluding PAA);

•	core earnings attributable to common stockholders and core earnings attributable to common stockholders (excluding PAA);

•	core earnings and core earnings (excluding PAA) per average common share;

•	annualized core return on average equity (excluding PAA);

•	interest income (excluding PAA);

•	economic interest expense;

•	economic net interest income (excluding PAA);

•	average yield on interest earning assets (excluding PAA);

•	net interest margin (excluding PAA); and

•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Core earnings and core earnings (excluding PAA), core earnings attributable to common stockholders and core earnings attributable to common stockholders (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Core earnings, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation and amortization expense on real estate and related intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-core income (loss) items), and core earnings (excluding PAA), which is defined as core earnings excluding the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities, are used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented:

	For the quarters ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(1,776,413)	$(849,251)	$595,887
Net income (loss) attributable to noncontrolling interests	(83)	(101)	(32)
Net income (loss) attributable to Annaly	(1,776,330)	(849,150)	595,919
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	167,491	588,256	—
Unrealized (gains) losses on interest rate swaps	1,276,019	390,556	(343,475)
Net (gains) losses on disposal of investments	38,333	93,916	66,117
Net (gains) losses on other derivatives	506,411	115,159	(34,189)
Net unrealized (gains) losses on instruments measured at fair value through earnings	4,881	(47,629)	48,376
Loan loss provision	—	5,703	—
Adjustments to exclude components of other (income) loss
Depreciation and amortization expense related to commercial real estate	10,147	10,114	—
Non-core (income) loss allocated to equity method investments (1)	11,327	9,496	—
Adjustments to exclude components of general and administrative expenses and income taxes
Transaction expenses and non-recurring items (2)	3,046	9,982	—
Income tax effect of non-core income (loss) items	(3,507)	726	—
Adjustments to add back components of realized and unrealized (gains) losses
TBA dollar roll income and CMBX coupon income (3)	33,229	38,134	62,491
MSR amortization (4)	(19,657)	(13,979)	(19,942)
Core earnings *	251,390	351,284	375,297
Less:
Premium amortization adjustment cost (benefit)	139,763	81,871	7,516
Core earnings (excluding PAA) *	$391,153	$433,155	$382,813

Dividends on preferred stock (5)	32,422	32,494	31,377
Core earnings attributable to common stockholders *	$218,968	$318,790	$343,920
Core earnings attributable to common stockholders (excluding PAA) *	$358,731	$400,661	$351,436
GAAP net income (loss) per average common share	$(1.24)	$(0.63)	$0.49
Core earnings per average common share *	$0.15	$0.23	$0.30
Core earnings (excluding PAA) per average common share *	$0.25	$0.29	$0.30
Annualized GAAP return (loss) on average equity	(45.13%)	(22.72%)	17.20%
Annualized core return on average equity (excluding PAA) *	9.94%	11.59%	11.05%

*	Represents a non-GAAP financial measure.

(1)
Beginning with the quarter ended September 30, 2018, the Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).

(2)
Represents costs incurred in connection with securitizations of residential whole loans. The quarter ended March 31, 2019 includes costs incurred in connection with the securitization of commercial loans.

(3)
TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.8 million and $1.1 million for the quarters ended June 30, 2019 and March 31, 2019, respectively. There were no adjustments for CMBX coupon income prior to September 30, 2018.

(4)
MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

(5)	The quarter ended June 30, 2019 includes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in core earnings.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio for the quarters ended June 30, 2019, March 31, 2019, and June 30, 2018:

	For the quarters ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(dollars in thousands)
Premium amortization expense (accretion)	$318,587	$247,446	$202,426
Less: PAA cost (benefit)	139,763	81,871	7,516
Premium amortization expense (excluding PAA)	$178,824	$165,575	$194,910

	For the quarters ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(per average common share)
Premium amortization expense (accretion)	$0.22	$0.18	$0.17
Less: PAA cost (benefit) (1)	0.10	0.06	—
Premium amortization expense (excluding PAA)	$0.12	$0.12	$0.17

(1)    The Company separately calculates core earnings per average common share and core earnings (excluding PAA) per average common share, with the difference between these two per share amounts attributed to the PAA cost (benefit) per average common share. As such, the reported value of the PAA cost (benefit) per average common share may not reflect the result of dividing the PAA cost (benefit) by the weighted average number of common shares outstanding due to rounding.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended June 30, 2019.
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	June 30, 2019	March 31, 2019	June 30, 2018
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$927,598	$866,186	$776,806
Premium amortization adjustment	139,763	81,871	7,516
Interest income (excluding PAA) *	$1,067,361	$948,057	$784,322
Economic interest expense reconciliation
GAAP interest expense	$750,217	$647,695	$442,692
Add:
Net interest component of interest rate swaps	(83,653)	(134,035)	(31,475)
Economic interest expense *	$666,564	$513,660	$411,217
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$1,067,361	$948,057	$784,322
Less:
Economic interest expense *	666,564	513,660	411,217
Economic net interest income (excluding PAA) *	$400,797	$434,397	$373,105

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	June 30, 2019	March 31, 2019	June 30, 2018
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$122,601,881	$109,946,527	$102,193,435
Interest income (excluding PAA) *	$1,067,361	$948,057	$784,322
Average yield on interest earning assets (excluding PAA) *	3.48%	3.45%	3.07%
Average interest bearing liabilities	$109,628,007	$95,529,819	$87,103,807
Economic interest expense *	$666,564	$513,660	$411,217
Average cost of interest bearing liabilities	2.41%	2.15%	1.89%
Economic net interest income (excluding PAA) *	$400,797	$434,397	$373,105
Net interest spread (excluding PAA) *	1.07%	1.30%	1.18%
Interest income (excluding PAA) *	$1,067,361	$948,057	$784,322
TBA dollar roll income and CMBX coupon income	33,229	38,134	62,491
Interest expense	(750,217)	(647,695)	(442,692)
Net interest component of interest rate swaps	83,653	134,035	31,475
Subtotal	$434,026	$472,531	$435,596
Average interest earnings assets	$122,601,881	$109,946,527	$102,193,435
Average TBA contract and CMBX balances	12,757,975	14,927,490	9,407,819
Subtotal	$135,359,856	$124,874,017	$111,601,254
Net interest margin (excluding PAA) *	1.28%	1.51%	1.56%
* Represents a non-GAAP financial measure.